Neuro-Hitech, Inc. Announces Agreement with Numoda Corporation to Progress Development of Huperzine A in Alzheimer's Disease

New York, NY - March 7, 2008 - Neuro-Hitech, Inc. (NASDAQ: NHPI - News), a New York-based biopharmaceutical company focused on developing innovative drugs for the treatment of neurodegenerative diseases, today announced that it had entered into an agreement with Numoda Corporation (“Numoda”) pursuant to which Numoda will review the results of Neuro-Hitechs’ recently completed Phase II clinical trial of Huperzine A in mild to moderate Alzheimer’s disease patients. After completing its review and delivering a report of its findings to Neuro-Hitech, Numoda will assist the Company in interpreting and presenting the results to potential licensing partners, purchasers and/or acquisition or merger candidates.

Paul Aisen, MD, Director of the ADCS and Principal Investigator for this clinical study, stated, “As we continue to analyze the results, it remains quite clear that this Phase II trial succeeded in demonstrating cognitive enhancement and tolerability with huperzine A treatment in Alzheimer's disease. This is particularly notable since most of the trial participants had had prior unsuccessful courses of cholinesterase inhibitors. I look forward to further development of Huperzine A.”

Gary T. Shearman, Ph.D., Chief Executive Officer of Neuro-Hitech commented, “[b]ased upon a detailed review of the results of the Phase II clinical trial of Huperzine A in Alzheimer’s disease, we feel confident that there is substantial support within the results that Huperzine A can become a safe and effective treatment for Alzheimer’s disease. We have hired a company globally renowned as experts in the rapid turn around of information in order to validate the current information on the compound. We continue to plan for future clinical trials and develop our regulatory approval and commercial strategy.”

About Huperzine A

Huperzine A is a naturally occurring alkaloid compound derived from the club moss Huperzia serrata. Huperzine A is a highly potent and selective reversible inhibitor of acetylcholinesterase. In addition, Huperzine A possesses neuroprotective properties against glutamate induced neuronal toxicity at the NMDA receptor and has antioxidative properties. Furthermore, Huperzine A reduces the neurotoxic effects of B-amyloid and diminishes B-amyloid generation. In addition to the oral formulation currently being clinically studied, NHPI is also developing the drug in a transdermal patch.

About Neuro Hitech, Inc.

Neuro-Hitech, Inc. is a New York-based biopharmaceutical company that is focused on developing innovative drugs for the treatment of neurodegenerative diseases. Our lead product candidate, Huperzine A, is being clinically tested for safety and efficacy in the treatment of Alzheimer's disease. The company’s other programs include innovative compounds for epilepsy and disease-modifying compounds for Alzheimer’s disease that block aggregation of B-amyloid and tau-proteins.

More information about Neuro-Hitech can be found online at www.neurohitech.com.

About Alzheimer’s Disease

Alzheimer’s disease is a progressive neurodegenerative disorder that attacks the brain’s nerve cells or neurons, resulting in loss of memory, thinking and language skills and behavioral changes. Alzheimer’s disease is the most common cause of dementia, or loss of intellectual function among people aged 65 and older.

For additional information regarding the financial terms of the agreement, please refer to the Neuro-Hitech report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act). To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” “projects” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include those outlined in “Risk Factors” found within our Annual Report on Form 10-KSB and include, without limitation, Neuro-Hitech’s limited cash and ability to raise capital to finance the growth of Neuro-Hitech’s operations, the ability of Neuro-Hitech to develop its products and obtain necessary governmental approvals, Neuro-Hitech’s ability to protect its proprietary information, Neuro-Hitech’s ability to attract or retain qualified personnel, including scientific and technical personnel and other risks detailed from time to time in Neuro-Hitech’s filings with the SEC, or otherwise.